Exhibit 5.1

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December 18, 2025

Blackboxstocks, Inc.
5430 LBJ Freeway, Suite 1485
Dallas, Texas 75240

Ladies and Gentlemen:

We have acted as legal counsel to Blackboxstocks, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (File No. 333-286507) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a joint proxy and consent solicitation statement/prospectus (the “Joint Proxy and Consent Solicitation Statement Statement/Prospectus”) which forms a part of the Registration Statement, relating to the registration by the Company, subject to adjustment based on the final Exchange Ratio as described in the Registration Statement, of up to 54,839,555 shares of its common stock, par value $0.001 per share (“Common Stock”), and 5,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share, stated value $3,000 per share (“Series C Preferred Stock,” and together with the Common Stock, the “Shares”) upon the consummation of the merger (the “Merger”) of RABLBX Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into REalloys Inc., a Nevada corporation (“REalloys”), pursuant to that certain Agreement and Plan of Merger, dated March 10, 2025, as amended by the First Amendment to Agreement and Plan of Merger dated July 1, 2025, the Second Amendment to Agreement and Plan of Merger dated August 22, 2025, and the Third Amendment to Agreement and Plan of Merger dated December 10, 2025, by and among the Company, Merger Sub and REalloys (the “Merger Agreement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Joint Proxy and Consent Solicitation Statement/Prospectus; (iii) the Merger Agreement; (iv) the Articles of Incorporation of the Company, as currently in effect; (v) the Amended and Restated Bylaws of the Company, as currently in effect and (vi) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the Merger Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Shares, that there will not have occurred, other than as provided for in the Merger Agreement, any change in law, change in the Shares, the Merger Agreement or the Company’s Articles of Incorporation, or further action by the Company’s Board, in each case affecting the validity of the issuance of the Shares.

Blackboxstocks, Inc.
December 18, 2025

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of the Shares by the Company pursuant to the Registration Statement, (i) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Merger Agreement, (ii) with respect to the Shares, there will be sufficient shares of Common Stock authorized under the Company’s Articles of Incorporation, as currently in effect and as amended pursuant to the Merger Agreement, and not otherwise reserved for issuance, (iii) the Registration Statement will have been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (iv) the transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (v) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the Joint Proxy and Consent Solicitation Statement/Prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the Joint Proxy and Consent Solicitation Statement/Prospectus included in the Registration Statement.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinions as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as a guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Joint Proxy and Consent Solicitation Statement/Prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC